Exhibit 99.1

AUTOBYTEL ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2007 FINANCIAL RESULTS

Restating 2007 Quarterly Results after Resolution of Patent Litigation Accounting

IRVINE, Calif., – March 17, 2008 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced financial results for the fourth quarter and year ended December 31, 2007. For the purposes of financial reporting, revenues and expenses related to the company’s Retention Performance Marketing (RPM) and Automotive Information Center (AIC) businesses, both divested in 2007, and its AVV business, which was sold in the first quarter of 2008, have been accounted for in discontinued operations.

Revenue in the fourth quarter of 2007 was $18.9 million, compared with $20.4 million in the prior-year period. The decrease in revenue was primarily the result of the strategic elimination of low quality traffic sources, which negatively affected advertising revenue in the 2007 fourth quarter.

Autobytel reported a loss from continuing operations of $6.3 million in the 2007 fourth quarter, compared with a loss from continuing operations of $9.1 million in the fourth quarter of 2006. The loss from continuing operations in the fourth quarter of 2007 was affected by the lower advertising revenue and by higher sales and marketing costs related to MyRide.com, offset by lower general and administrative expenses. Also included in the loss from continuing operations in the fourth quarter of 2007 is other income of $4.0 million related to renegotiation of a license agreement and sale of shares of an investment the company previously held in Japan. Non-cash share based compensation expense was $1.0 million and $1.4 million in the fourth quarters of 2007 and 2006, respectively.

Net loss in the fourth quarter of 2007 was $4.4 million, or $0.10 per share, compared with a net loss of $7.3 million, or $0.17 per share, in the fourth quarter of 2006.

“During the fourth quarter we began several initiatives designed to make Autobytel a stronger company…one that we believe can deliver sustainable, long-term growth and increased value to our consumers, advertisers, shareholders and employees,” said Jim Riesenbach, president and CEO of Autobytel. “We’ve already completed actions that are expected to remove at least $10 million in annualized costs from our P&L, and we expect to achieve additional expense reductions, bringing the total to approximately $15 million on an annual basis by the end of 2008.

“Although our revenue results this quarter were impacted by our decision to strengthen traffic quality across Autobytel’s properties, we believe these actions will produce enhanced value for automotive marketers and increased revenue opportunities for the company,” said Riesenbach. “We remain focused on optimizing the MyRide experience for consumers and advertisers, while continuing to make progress toward simplifying our cost structure. We are excited about our prospects for the future and our ability to significantly change and improve the automotive Internet.”

Full year revenue for 2007 was $84.4 million, compared with $85.1 million in 2006. The change in revenue was primarily related to decreased advertising revenues in the fourth quarter of 2007. Autobytel reported a loss from continuing operations of $17.3 million in 2007, compared with a loss from continuing operations of $37.3 million in 2006. The 2007 full year net loss was $5.4 million, or $0.12 per share, compared with a net loss of $31.5 million, or $0.74 per share, in 2006. Non-cash share based compensation expense was $4.8 million and $5.4 million in 2007 and 2006, respectively.

Cash and cash equivalents and, to the extent applicable, restricted cash and cash equivalents, and short-term investments, totaled $28.3 million at December 31, 2007, compared with $26.1 million at December 31, 2006. The December 31, 2007 cash balance excludes $21.9 million in cash proceeds received in the first quarter of 2008 from the company’s sale of its AVV business.

Recent Highlights/Metrics

(in thousands, except average revenue per purchase request or finance lead and percentages)	4Q 2007	3Q 2007	4Q 2006
Lead fee revenue	$15,901	$17,576	$15,288
Advertising revenue	$2,914	$4,318	$5,120
Purchase requests	723	825	626
Retail	61%	58%	70%
OEM and Enterprise	39%	42%	30%
Average revenue per purchase request	$18.30	$17.65	$19.92
Finance leads	148	180	179
Average revenue per finance lead	$18.14	$16.74	$15.68

Restatement of 2007 Quarterly Results after Resolution of Patent Accounting

As disclosed in the company’s Form 8-K filed earlier today with the Securities and Exchange Commission (SEC), Autobytel will restate within its Annual report on Form 10-K expected to be filed today with the SEC the condensed consolidated financial statements for the first, second and third fiscal quarters of 2007 relating to the accounting treatment of the $20.0 million patent litigation settlement entered into with Dealix Corporation relating to a patent infringement lawsuit. Accordingly, such quarterly financial statements contained in

Autobytel’s Form 10-Qs for the fiscal quarters ended March 31, June 30 and September 30, 2007 should not be relied upon. Corrected quarterly financial information will be included in the Annual Report on Form 10-K.

For the quarter ended March 31, 2007, the company will revise its accounting by recognizing a net increase in the recorded settlement of $2.1 million, which it had previously reported as deferred revenue resulting in all of the initial proceeds of $12.0 million received in 2007 being recognized, and reversing the previously recorded receivable and related deferred liability.

In addition, for the quarters ended June 30, and September 30, 2007, the company will revise its accounting by reversing the previously recorded amortization of deferred liability and discount on future payments of approximately $0.3 million in both periods, and reversing the remaining balances of the previously recorded receivable and related deferred liability.

More information about the restatement is detailed in Note 13 of the company’s consolidated financial statements included in the Form 10-K.

The resolution of the accounting treatment of the Dealix patent litigation settlement does not affect the terms of the settlement.

Conference Call

Autobytel management will host a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its fourth quarter and year-end 2007 financial results. The conference call will be available to all interested parties through a live webcast at http://www.autobytel.com (click on “Investor Relations” and then click on “Conference Calls”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel’s website. A telephone replay of the call will also be available for approximately one week by dialing 800-642-1687 (domestic) or 706-645-9291 (international) and entering conference ID: 39750857.

About Autobytel Inc.

Since launching the first car-buying website in 1995, Autobytel Inc.’s (Nasdaq: ABTL) mission has been to empower automotive consumers with the tools and information they need to make smart, well-informed vehicle purchasing and ownership decisions. The company has helped millions of car shoppers and generated billions of dollars in car sales for dealers. Today, the company’s innovative, consumer-driven flagship site, MyRide.com, expands the company’s mission across the automotive purchase and ownership life cycle. As the first vertical search experience for the automotive marketplace, MyRide.com is designed to help Internet-savvy consumers

FIND, SEE, BUY and LEARN anything automotive and BELONG to a diverse community of people who have similar automotive interests

By providing a convenient and comprehensive automotive consumer experience across the purchase and ownership lifecycle, Autobytel provides new value and touch-points for automotive marketers. Through MyRide.com and Autobytel’s marketing network, the company connects dealerships with a steady, diverse stream of motivated, serious shoppers, while providing both dealers and manufacturers with precision-targeted brand and product marketing opportunities. The company's advanced web-based advertising and marketing programs also help dealers and manufacturers build relationships with customers, as well as help them to efficiently manage and convert online business.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws, including, but not limited to, statements relating to our ability to deliver sustainable, long-term growth and increased value, our ability to achieve cost reductions and the expected impact on our business and results of operations of our initiative to strengthen traffic quality across the company’s properties. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our Annual Report on Form 10-K for the year ended December 31, 2007 to be filed later today, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

# # #

(Financial tables follow)

Contact:

Autobytel Inc. Investor Relations

Crystal Hartwell, 949.225.4553 (crystalh@autobytel.com)

Roger Pondel/Laurie Berman, PondelWilkinson Inc., 310.279.5980 (investor@pondel.com)

Autobytel Inc. Media Relations

Melanie Webber, 949.862.3023 (melaniew@autobytel.com)

Joe Foster, Ruder Finn, 310.882.4014 (fosterj@ruderfinn.com)

AUTOBYTEL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Domestic cash and cash equivalents	$27,601	$22,743
Restricted international cash and cash equivalents	—	360
Short-term investments	686	3,000
Accounts receivable, net of allowances for bad debts and customer credits of $534 and $798, respectively	11,692	17,250
Prepaid expenses and other current assets	1,739	1,819
Assets held for sale	17,160	2

Total current assets	58,878	45,174
Property and equipment, net	10,757	7,954
Goodwill	52,074	70,697
Acquired intangible assets, net	303	674
Other assets	144	197

Total assets	$122,156	$124,696

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,852	$9,271
Accrued expenses	6,470	7,607
Deferred revenues	1,749	2,138
Other current liabilities	1,199	1,090
Current liabilities held for sale	198	393

Total current liabilities	15,468	20,499
Deferred rent - non-current	241	195
Deferred revenue - non-current	195	—

Total liabilities	15,904	20,694
Minority interest		184
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 43,788,633 and 42,665,840 shares issued and outstanding, respectively	44	43
Additional paid-in capital	296,964	289,862
Accumulated other comprehensive income - securities available-for-sale	686	—
Accumulated deficit	(191,442)	(186,087)

Total stockholders’ equity	106,252	103,818

Total liabilities, minority interest and stockholders’ equity	$122,156	$124,696

AUTOBYTEL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Lead fees	$15,900	$15,287	$67,386	$67,496
Advertising	2,914	5,120	16,885	17,505
Other	72	32	114	101

Total revenues	18,886	20,439	84,385	85,102

Costs and expenses:
Cost of revenues	13,077	10,720	52,448	47,653
Sales and marketing	5,293	4,204	21,474	20,128
Technology support	4,730	4,728	18,119	17,476
General and administrative	6,558	10,201	27,065	38,416
Amortization of acquired intangible assets	42	303	464	1,209
Patent litigation settlement	—	—	(12,000)	—

Total costs and expenses	29,700	30,156	107,570	124,882

Operating loss	(10,814)	(9,717)	(23,185)	(39,780)
Interest and other income	4,481	545	5,906	2,367
Foreign currency exchange loss	—	—	(7)	—

Loss from continuing operations before income taxes and minority interest	(6,333)	(9,172)	(17,286)	(37,413)
Income taxes (expense) benefit	—	81	—	107
Minority interest	—	(21)		(21)

Loss from continuing operations	(6,333)	(9,112)	(17,286)	(37,327)
Income from discontinued operations	1,951	1,854	11,931	5,859

Net loss	$(4,382)	$(7,258)	$(5,355)	$(31,468)

Loss per share from continuing operations: Basic and Diluted	$(0.14)	$(0.21)	$(0.40)	$(0.88)

Net loss per share: Basic and Diluted	$(0.10)	$(0.17)	$(0.12)	$(0.74)

Weighted average common shares used in computing loss per share: Basic and Diluted	43,778,307	42,684,004	43,413,908	42,389,050

AUTOBYTEL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(5,355)	$(31,468)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,648	2,171
Amortization of acquired intangible assets	507	1,515
Provision for bad debt	401	391
Provision for customer credits	1,321	1,645
Write-off of capitalized internal use software	—	264
(Gain) loss on disposal of property and equipment	(1)	111
Gain on sale of investment in Autobytel Japan	(3,985)	—
Gain on sale of AIC	(2,762)	—
Gain on sale of RPM business	(3,576)	—
Share-based compensation	4,753	5,397
Minority interest	—	21
Foreign currency exchange loss (gain)	7	(22)
Changes in assets and liabilities, net of the effects of discontinued operations:
Accounts receivable	1,457	(244)
Prepaid expenses and other current assets	141	635
Other assets	52	(73)
Accounts payable	(2,535)	2,754
Accrued expenses	(757)	(4)
Deferred revenues	(391)	(1,364)
Other current liabilities	167	(512)

Net cash used in operating activities	(6,908)	(18,783)

Cash flows from investing activities:
Maturities of short-term investments	3,000	14,998
Purchases of short-term and long-term investments	—	(2,998)
Distribution of foreign investment	354	—
Change in restricted international cash and cash equivalents	—	(97)
Purchases of property and equipment	(7,647)	(5,282)
Proceeds from sale of property and equipment	2	15
Proceeds for the sale of investment in Autobytel Japan	3,985	—
Proceeds from sale of AIC	2,573	—
Proceeds from sale of RPM business	7,343	—

Net cash provided by investing activities	9,610	6,636

Cash flows from financing activities:
Distribution to minority interest shareholder	(184)	—
Net proceeds from exercise of stock options and awards issued under the employee stock purchase plan	2,340	1,537

Net cash provided by financing activities	2,156	1,537

Net increase (decrease) in cash and cash equivalents	4,858	(10,610)
Cash and cash equivalents, beginning of period	22,743	33,353

Cash and cash equivalents, end of period	$27,601	$22,743

Supplemental disclosure of cash flow information: Cash paid during the period for income taxes	$85	$465